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                                                                    EXHIBIT 23.1

When the reincorporation of the Company in Delaware and stock split described in Note 6 of the Notes to Financial Statements has been consummated, we will be in position to render the following consent:

                                          /s/ KPMG Peat Marwick, LLP

July 27, 1998

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Pilot Network Services, Inc.

  We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Oakland, California

July 27, 1998